United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2011

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2011, the MGE Energy Compensation Committee recommended, and the MGE Energy Board of Directors approved, the MGE Energy, Inc. Short-Term Incentive Plan, which establishes a framework for cash-based short-term incentive awards to officers and other employees of MGE Energy and its subsidiaries, including the named executive officers. Under the plan, an eligible participant may earn a cash incentive payment equal to a percentage or multiple of his or her annual base salary. The amount earned would depend upon how well specified performance goals are achieved during a calendar year performance period and would be paid prior to March 15 of the following calendar year.

It is expected that the performance goals for the 2011 calendar year performance period will consist of the following:

Description of Performance Goal	Weighting
Residential and commercial customer satisfaction measures	10%
Electric and gas service reliability	10%
Corporate earnings	20%
Other corporate goals, including, among other things, management of day-to-day operations, responsiveness to regulatory and legislative matters, cost containment efforts, capital project implementation, and maintaining a top position for debt ratings relative to other combination investor-owned utilities from either Standard & Poor's Ratings Services or Moody's Investors Service	30%
Divisional and individual goals, including, among other things, divisional projects and contributions to the accomplishment of broader corporate goals	30%

The achievement of the customer satisfaction, reliability, and earnings goals will be measured against defined threshold, target, and maximum levels of performance. The other corporate goals and divisional and individual goals will be based upon an evaluation by the independent directors of the degree to which the participants have accomplished the specified goals, some of which will be objective in nature and some of which will be subjective. Achievement of the targeted level of performance will result in a payment to the named executive officers ranging from 35% to 50% of their individual base salaries. The awards will provide for a payout of 50%, 100%, and 150% of the targeted award amount for achievement of the threshold, target, and maximum levels of performance.

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In addition, on March 18, 2011, the MGE Energy Compensation Committee recommended, and the MGE Energy Board of Directors approved:

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an amendment of the MGE Energy, Inc. 2006 Performance Unit Plan to change the limitation on the maximum size of the annual performance unit award permitted to be made under that plan from 30% to 50% and

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an amendment to the currently outstanding awards under the Performance Unit Plan to provide for the continued vesting of those awards in the event of a bona fide retirement, provided the retired individual does not provide services to a competitor.

Under the Performance Unit Plan, eligible participants, which include the named executive officers, may receive awards of "performance units," which entitle the holder to receive a cash payment equal to the value of a designated number of shares of MGE Energy, Inc. common stock, plus dividend equivalent payments thereon, at the end of a five-year performance period. The plan provides for cash payments of earned awards. No shares of common stock are issued. Neither the Plan amendment nor the award amendment change the amount of the outstanding awards under the Performance Unit Plan currently held by the named executive officers.

Copies of the Short-Term Incentive Plan and the amendment to the 2006 Performance Unit Plan are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits. The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	MGE Energy, Inc. Short-Term Incentive Plan.
10.2	Amendment Number One to MGE Energy, Inc. 2006 Performance Unit Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: March 24, 2011	/s/ Gary J. Wolter
Gary J. Wolter Chairman, President and Chief Executive Officer

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MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated March 18, 2011

Exhibit No.	Description
10.1	MGE Energy, Inc. Short-Term Incentive Plan.
10.2	Amendment Number One to MGE Energy, Inc. 2006 Performance Unit Plan.

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